Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2012 Equity Incentive Plan, 2012 Employee Stock Purchase Plan, Amended and Restated 2005 Stock Plan, 2003 Stock Plan, and 2000 Stock Option Plan of our report dated October 29, 2010, with respect to the consolidated financial statements of Netcordia, Inc. included in the Registration Statement on Form S-1 (No. 333-178925) and related Prospectus of Infoblox, Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

April 19, 2012